UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Phibro Animal Health Corporation

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Phibro Animal Health Corporation
Glenpointe Centre East, 3rd Floor
300 Frank W. Burr Blvd., Ste 21
Teaneck, NJ 07666
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 A.M. Eastern Time on Monday, November 5, 2018
Dear Stockholder:
The 2018 annual meeting of stockholders (the “Annual Meeting”) of Phibro Animal Health Corporation, a Delaware corporation (the “Company”), will be held at 9:00 A.M. Eastern Time on Monday, November 5, 2018, at the Teaneck Marriott at Glenpointe located at 100 Frank W. Burr Blvd., Teaneck, NJ 07666.
The purposes of the Annual Meeting, as more fully described in the accompanying proxy statement, are:
1.
to elect three Class II Directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2019; and

3.
to transact any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors (the “Board of Directors” or “Board”) has fixed the close of business on September 6, 2018 (the “Record Date”) as the record date for the Annual Meeting. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. You may vote in person at the Annual Meeting or by mailing a proxy card, if you have requested one.
This proxy statement and our annual report can be accessed directly at the following internet address: http://www.astproxyportal.com/ast/18918/. The Company began mailing its Notice of Internet Availability of Proxy Materials, proxy statement and the 2018 Annual Report on Form 10-K and proxy card/voting instruction form to stockholders on September 24, 2018.
Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. We appreciate your continued support of Phibro Animal Health Corporation.
By order of the Board of Directors,
Thomas G. Dagger
Senior Vice President, General Counsel and
Corporate Secretary
September 21, 2018

i

ii

PHIBRO ANIMAL HEALTH CORPORATION
PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 A.M. Eastern Time on Monday, November 5, 2018
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for use at the 2018 annual meeting of stockholders of Phibro Animal Health Corporation, a Delaware corporation, and any postponements, adjournments or continuations thereof  (the “Annual Meeting”). The Annual Meeting will be held on Monday, November 5, 2018 at 9:00 A.M. Eastern Time, at the Teaneck Marriott at Glenpointe located at 100 Frank W. Burr Blvd., Teaneck, NJ 07666. The Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access this proxy statement and our annual report, is first being mailed on or about September 24, 2018 to all stockholders of record as of September 6, 2018 (the “Record Date”). Only stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this proxy statement in its entirety. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only. As used in this proxy statement, the terms “Phibro,” “Company,” “we,” “us” and “our” mean Phibro Animal Health Corporation and its subsidiaries unless the context indicates or requires otherwise.
Why am I receiving these proxy materials?
Our Board of Directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Monday, November 5, 2018 at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about September 21, 2018. This proxy statement includes information that we are required to provide to you under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
What is included in the proxy materials?
The proxy materials include:
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this proxy statement for the Annual Meeting;

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our 2018 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018; and

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the proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

How can I get electronic access to the proxy materials?
The Company’s proxy materials are available electronically at http://www.astproxyportal.com/ast/18918/.
What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Where is the Annual Meeting?
The Annual Meeting will be held at the Teaneck Marriott at Glenpointe located at 100 Frank W. Burr Blvd., Teaneck, NJ 07666. The telephone number at that location is +1 (201) 836-0600.
Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the Record Date, which is September 6, 2018. Admission will begin at 8:30 A.M. Eastern Time on the date of the Annual Meeting, and you must present valid picture identification acceptable to us, such as a driver’s license or passport, and, if asked, provide proof of stock ownership as of the Record Date. Please note that seating is limited. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 9:00 A.M. Eastern Time. Stockholders may request directions to the Teaneck Marriott at Glenpointe in order to attend the Annual Meeting by calling our corporate offices at +1 (201) 329-7334.
What matters am I voting on?
You will be voting on:
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the election of three Class II Directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

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a proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending June 30, 2019; and

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any other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
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“FOR” the election of Gerald K. Carlson, Mary Lou Malanoski and Carol A. Wrenn as Class II Directors; and

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“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for our fiscal year ending June 30, 2019.

Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 20,171,674 shares of our Class A common stock outstanding and 20,196,034 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock are entitled to one and ten votes per share, respectively. In deciding all matters at the Annual Meeting, each eligible stockholder of Class A common stock will be entitled to one vote for each share of our Class A common stock held by him or her on the Record Date and each eligible stockholder of Class B common stock will be entitled to ten votes for each share of our Class B common stock held by him or her on the Record Date. We do not have cumulative voting rights for the election of directors.
Registered Stockholders.   If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
Street Name Stockholders.   If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
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Proposal No. 1:   The election of directors requires a plurality vote of the combined voting power of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class, to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

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Proposal No. 2:   The ratification of the selection of PwC requires the affirmative vote of a majority of the combined voting power of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority in voting power of all issued and outstanding shares of our Class A common stock and Class B common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are two ways to vote:
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by completing and mailing your proxy card; or

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by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the internet. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:
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returning a later-dated proxy card before the Annual Meeting;

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notifying the Corporate Secretary of Phibro Animal Health Corporation in writing, which notification must be received prior to the Annual Meeting, at Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd., Ste 21, Teaneck, NJ 07666; or

•
completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Thomas G. Dagger and Richard G. Johnson have been designated as proxies by our Board of Directors. When proxy cards are properly dated, validly executed and returned, the shares represented by such proxy cards will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on a properly dated, validly executed and returned proxy card, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about September 24, 2018 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine matters”. Our sole “routine matter” is Proposal 2, the proposal to ratify the selection of PwC as our auditor for the fiscal year ended June 30, 2019. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Phibro or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Who will serve as inspector of elections?
The inspector of elections will be Thomas G. Dagger, who is the Senior Vice President, General Counsel and Corporate Secretary of Phibro Animal Health Corporation.

PROPOSAL ONE — ELECTION OF CLASS II DIRECTORS
General
Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors is currently comprised of nine members who are divided into three classes with staggered three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. Our amended and restated certificate of incorporation authorizes our Board of Directors to fill vacancies on our Board of Directors until the next annual meeting of stockholders at which the directors of the class in which such vacancy occurred will be elected. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Nominees
Three Class II Directors have been nominated for election for a three-year term expiring at our 2021 annual meeting. Our Board of Directors has approved and nominated Gerald K. Carlson, Mary Lou Malanoski and Carol A. Wrenn for election as the three Class II Directors. The term of office of each person elected as a Class II Director will continue until such director’s term expires in 2021, or until such director’s successor has been duly elected and qualified.
Information Regarding the Nominees and other Directors
Nominees for Class II Directors for a Term Expiring in 2021
Name	Age	Principal Occupation and Business Experience
Gerald K. Carlson	75	Mr. Carlson serves as a member of our Board of Directors and was our Chief Operating Officer from March 2014 until June 2016. Mr. Carlson joined us as Chief Executive Officer in May 2002 and served in that position until his appointment as Chief Operating Officer. He has been a director since 2008. Prior to joining us, Mr. Carlson served as the Commissioner of Trade and Development for the State of Minnesota from 1999 to 2001. Prior to his retirement in 1998 after a thirty-two year career at Ecolab Inc., a global provider of cleaning and sanitation products, systems and services, Mr. Carlson served as Senior Vice President — Corporate Planning and Development, Senior Vice President of International and Senior Vice President and General Manager — Institutional North America. Mr. Carlson is qualified to serve on our Board of Directors due to his broad experience and track record in leading and building businesses, and his strong background in corporate strategy and business development.
Mary Lou Malanoski	61	Ms. Malanoski has been a director since May 2004. Ms. Malanoski is the Chief Financial Officer of Colony S2K Holdings LLC and was the Chief Financial Officer of its predecessor entities, S2K Financial Holdings LLC and S2K Partners Holdings LLC, beginning in April 2016. Previously, Ms. Malanoski was an independent financial consultant from April 2015 until March 2016 and served as the acting Chief Financial Officer of Nina McLemore, LLC from June 2015 until December 2015. Ms. Malanoski served as Vice Chair and Chief Operating Officer at Morgan Joseph TriArtisan Group, Inc., an investment bank focused on the mid-market, from March 2012 to March 2015. She joined Morgan Joseph TriArtisan Group, Inc. in July 2001 as a Managing Director and Chief Financial Officer, became Co-Head of Investment Banking in 2008, and served as

Name	Age	Principal Occupation and Business Experience
		Head of Investment Banking from March 2009 through March 2012. Ms. Malanoski has also served on the Board of Directors of Morgan Joseph TriArtisan Group, Inc. since 2008. From 1994 until 2001, Ms. Malanoski served as Managing Director and Chief Financial Officer of New Street Advisors LP, a private equity firm that she co-founded. Prior to 1994, Ms. Malanoski was a Managing Director at New Street Capital, the successor to the reorganized Drexel Burnham Lambert, where she began her career in the Corporate Finance Department. In addition to her understanding of our business from her service on our Board of Directors, Ms. Malanoski brings to our Board substantial management, finance and investment banking experience.
Carol A. Wrenn	57	Ms. Wrenn has been a director since July 2010. Ms. Wrenn also serves as a member of the Audit Committee and the Compensation Committee. She is the founder and owner of Whitewater Advisors LLC, which provides consulting services to small businesses and Aurora Borealis LLC, which operates online retail businesses. She was the founder and owner of Sky River Helicopters, LLC, a company that provides helicopter charters, tours, commercial services and lessons, from January 2010 until September 2015. She previously served as an Executive Vice President and the President of the Animal Health Division at Alpharma Inc., a human and animal pharmaceutical company, from November 2001 to June 2009. From April 2007 to April 2009, Ms. Wrenn also held the position of Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. From January 2002 to June 2009, she was an active member of the Board of Directors of the International Federation of Animal Health. Prior to joining Alpharma, Ms. Wrenn held various executive positions at Honeywell International Inc. (formerly, AlliedSignal Inc.) from 1984 to 2001. She served as Business Director of Honeywell’s Refrigerants, Fluorine Products Division from 2000 to 2001 and was the Commercial Director and Managing Director of Honeywell’s European Fluorochemical operations based in Haasrode, Belgium from 1997 to 2000. Ms. Wrenn also held a number of positions in sales, marketing, business development and finance during her tenure with AlliedSignal. Beginning in January 2013, Ms. Wrenn has served as a director of Heska Corporation. She holds a Bachelor’s Degree from Union College, an MBA from Lehigh University and a DBA from California Southern University. Ms. Wrenn is qualified to serve on our Board of Directors due to her relevant industry experience, strategic and problem-solving skills and strong interpersonal and negotiation skills.
Incumbent Class III Directors, Whose Terms Expire in 2019
Name	Age	Principal Occupation and Business Experience
Jack C. Bendheim	71	Mr. Bendheim is Chairman of our Board of Directors and serves as our President and Chief Executive Officer. Mr. Bendheim has served as our President since 1988 and he was also appointed Chief Executive Officer in March 2014. He has been a director since 1984. Mr. Bendheim also serves as a member of the Compensation Committee. Mr. Bendheim joined us in 1969 and served as Chief Executive Officer from 1998 to 2002, as Chief Operating Officer from 1988 to 1998, as Executive Vice President and Treasurer from 1983 to 1988 and as Vice President and Treasurer from

Name	Age	Principal Occupation and Business Experience
		1975 to 1983. Until 2017, Mr. Bendheim also served on the Board of Directors of Empire Resources, Inc. Mr. Bendheim is also a past Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. Mr. Bendheim, together with certain other family members, is a manager of BFI Co., LLC (“BFI”), an investment vehicle of the Bendheim family, with respect to the economic rights pertaining to shares of our stock owned by BFI. Mr. Bendheim has sole authority to vote shares of our stock owned by BFI. Mr. Bendheim is the father of Daniel M. Bendheim and Jonathan Bendheim. Mr. Bendheim is qualified to serve on our Board of Directors due to his many years of experience in the animal health industry and with our Company in particular and his control over a majority of the voting rights in our common stock.
E. Thomas Corcoran	71	Mr. Corcoran has been a director since May 2008. Mr. Corcoran also serves as Chairman of the Audit Committee. Mr. Corcoran joined Fort Dodge Animal Health, a division of Wyeth, Inc., as its President in 1985. Wyeth was a research-based corporation with businesses focused on human health and animal health. Mr. Corcoran served on the Management, the Operations, the Legal, and the Human Resources and Benefits committees of Wyeth until his retirement in March 2008. From 2010 until 2016, Mr. Corcoran was a director of Putney, Inc., a pet pharmaceutical company. Mr. Corcoran also served as the Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. Mr. Corcoran serves on the Board of Trustees of the University of South Alabama. Mr. Corcoran is a recipient of the Animal Pharm Lifetime Achievement Award, the Banfield Industry Leadership Award, the Lifetime Achievement Award from the American Veterinary Distributors Association and the Industry Leadership Award from the Kansas City Animal Health Corridor. Mr. Corcoran is a recipient of the Distinguished Alumni Award from the University of South Alabama. Mr. Corcoran is qualified to serve on our Board of Directors due to his extensive experience and executive leadership in the animal health industry.
Dr. George Gunn	68	Dr. Gunn has been a director since May 2015. Dr. Gunn also serves as a member of the Compensation Committee. Dr. Gunn is the Chief Executive Officer and a director of Stonehaven Consulting AG, which provides business strategy consulting in the life sciences industry. After joining Novartis AG in 2003, Dr. Gunn served as the head of Novartis’s Animal Health business unit from 2004 until 2015, when the business was sold. Dr. Gunn served on Novartis’s Executive Committee from 2008 to 2015. In addition to these roles, Dr. Gunn served in various positions at Novartis including head of Animal Health, North America from 2003 to 2004, division head, Novartis Consumer Health from 2008 to 2011, and head of Corporate Social Responsibility from 2011 to 2014. Before his time at Novartis, Dr. Gunn was global head of Animal Health at Pharmacia Corporation from 2000 to 2003 and served in various leadership roles in animal health, over-the-counter medicines, human pharmaceuticals and nutraceuticals at Johnson & Johnson from 1985 to 2000. Prior to this, Dr. Gunn worked in a technical advisory role for

Name	Age	Principal Occupation and Business Experience
Wellcome Animal Health/Coopers Animal Health. Before joining the industry, Dr. Gunn spent nine years as a veterinarian, first as a practicing veterinarian working with companion and farm animals and then as a veterinary adviser for the British Ministry of Agriculture. Dr. Gunn is a member of the Royal College of Veterinary Surgeons in the UK, and in 2008, Dr. Gunn received an honorary doctorate in Veterinary Medicine and Surgery from the University of Edinburgh. Dr. Gunn holds a Bachelor of Veterinary Medicine and Surgery and a Post Graduate Diploma in Veterinary State Medicine, both from the Royal Dick School of Veterinary Studies in Edinburgh, UK. Dr. Gunn serves on the Boards of Directors of Diversigen, Inc., which provides comprehensive microbiome and metagenomics services, Nuritas Ltd, which develops active ingredients for human and animal health, Sidai Ltd, which aims to establish livestock services centers in Kenya that provide animal health products and veterinary services to livestock producers, and ViroVet BVBA, a biopharmaceutical company that seeks to develop innovative technologies to improve the health and value of livestock. Dr. Gunn previously served on the boards of directors of Vericore Holdings Ltd., Nexvet Biopharma plc, Pharmaq AS and Animalcare Group plc. Dr. Gunn is qualified to serve on our Board of Directors due to his substantial management experience, executive leadership and deep knowledge and understanding of the animal health industry.
Incumbent Class I Directors, Whose Terms Expire in 2020
Name	Age	Principal Occupation and Business Experience
Daniel M. Bendheim	46	Mr. Bendheim serves as a member of our Board of Directors and is our Executive Vice President, Corporate Strategy. Mr. Bendheim joined us in 1997. He was appointed Vice President of Business Development in 2001 and was later appointed President, Performance Products in 2004, and then Executive Vice President, Corporate Strategy in March 2014. He was elected as a director of Phibro in November 2013. Prior to joining us, Mr. Bendheim worked as an analyst at South Coast Capital, a boutique investment bank. Mr. Bendheim obtained a B.A. degree in political science with honors from Yeshiva University in 1993 and a J.D. degree with honors from Harvard Law School in 1996. Mr. Bendheim is a son of Jack C. Bendheim and, together with certain other family members, is a manager of BFI with respect to certain economic rights pertaining to shares of our stock owned by BFI. Mr. Bendheim is qualified to serve on our Board of Directors due to his extensive management experience in all facets of the animal health, mineral nutrition and performance products businesses during his tenure with the Company and his management role within BFI.
Jonathan Bendheim	42	Mr. Bendheim serves as a member of our Board of Directors and is President of our MACIE Region (which consists of the Middle East, Africa, the Commonwealth of Independent States, India and Europe), is the general manager of our operating plants in Israel and Ireland, and oversees Phibro’s global aquaculture business. Mr. Bendheim joined Phibro in 2001 as a Manager for logistics and supply chain. In 2005, Mr. Bendheim was appointed Vice President of Sales and Business Development for our Israel operations. In 2008, he led the acquisition of Abic Biological Laboratories from Teva, and in 2009, he was appointed the Managing Director of our operations in Israel. In 2011, his

Name	Age	Principal Occupation and Business Experience
		responsibilities were expanded to include oversight of all sales activities in the MACIE Region. In 2014, Jonathan led the establishment of Phibro’s global aquaculture business. Mr. Bendheim holds a B.A. degree in political science from Yeshiva University and an MBA from Columbia Business School. Mr. Bendheim is a son of Jack C. Bendheim. Mr. Bendheim is qualified to serve on our Board of Directors due to his extensive management experience in all facets of Phibro’s animal health and nutrition businesses during his tenure with the Company.
Sam Gejdenson	70	Mr. Gejdenson has been a director of Phibro since January 2004 and is a member of our Audit Committee and our Compensation Committee. Mr. Gejdenson is the Chairman of our Compensation Committee. Since 2001, Mr. Gejdenson has been involved in international trade through his own company, Sam Gejdenson International, where he has worked with various multi-national clients on projects in Europe, Asia and Africa. Mr. Gejdenson presently serves on the Board of the National Democratic Institute and was formerly a Commissioner on the U.S. Commission for International Religious Freedom. From 1981 to 2001, Mr. Gejdenson served eastern Connecticut as a Congressman in the U.S. House of Representatives where he was the senior Democrat on the House International Relations Committee. In 1974, he was elected to the Connecticut House of Representatives, serving two terms. He received an A.S. degree from Mitchell College in New London, Connecticut in 1968 and a B.A. from the University of Connecticut in Storrs, Connecticut in 1970. Mr. Gejdenson is qualified to serve on our Board of Directors due to his understanding of our business from his service on our Board and his extensive knowledge of global business and governments around the world.
Vote Required
The election of directors requires a plurality vote of the combined voting power of our Class A common stock and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class, to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our audit committee (“Audit Committee”) has selected PwC, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending June 30, 2019. During our fiscal year ended June 30, 2018, PwC served as our independent registered public accounting firm and our Board has previously selected PwC to serve as our independent registered public accounting firm for the fiscal quarters ended September 30, 2018, December 31, 2018 and March 31, 2019. The engagement letter that we have entered into with PwC with respect to these fiscal quarters is subject to alternative dispute resolution procedures including, under certain circumstances, binding arbitration. A representative of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders.
Notwithstanding the selection of PwC and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may select another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of Phibro Animal Health Corporation and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the selection of PwC as our independent registered public accounting firm for our fiscal year ending June 30, 2019. Our Audit Committee is submitting the selection of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
If our stockholders do not ratify the selection of PwC, our Board of Directors may reconsider the selection.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to Phibro by PwC for our fiscal years ended June 30, 2018 and 2017.
	2018	2017
	(In Thousands)
Audit Fees(1)	$3,470	$3,003
Audit-Related Fees(2)	—	—
Tax Fees(3)	177	50
All Other Fees(4)	62	4
Total Fees	$3,709	$3,057

(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including the audited financial statements presented in our Annual Report on Form 10-K, review of financial statements in our Quarterly Reports on Form 10-Q and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)
Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)
All Other Fees consist of fees for permitted services other than those that meet the criteria above including fees paid for consulting and advisory services related to corporate structure and potential government incentives.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to our Amended and Restated Audit Committee Charter, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. The Audit Committee pre-approved all services provided to us by PwC for the fiscal years ended June 30, 2018 and June 30, 2017.
Auditor Independence
Other than those professional services listed above, there were no other professional services provided by PwC in our fiscal year ended June 30, 2018. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence.
Vote Required
The ratification of the selection of PwC requires the affirmative vote of a majority of the combined voting power of our Class A and Class B common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon, voting together as one class. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

CORPORATE GOVERNANCE
Controlled Company
BFI controls a majority of the combined voting power of our outstanding Class A common stock and Class B common stock. As a result, we are a “controlled company” under the NASDAQ stock market (“NASDAQ”) corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements:
•
that a majority of our Board of Directors consists of  “independent directors,” as defined under the rules of the NASDAQ;

•
that we have, to the extent applicable, a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•
that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
for an annual performance evaluation of the corporate governance and nominating committee and compensation committee.

Since we have availed ourselves of the “controlled company” exception under the NASDAQ rules, we do not have a Corporate Governance and Nominating Committee and our Compensation Committee is not composed entirely of independent directors. These exemptions do not modify the independence requirements for our Audit Committee, and we have complied with the requirements of Rule 10A-3 of the Exchange Act and the rules of NASDAQ, which require us to have an audit committee comprised of at least three members, all of whom are independent.
Structure of Our Board of Directors
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently consists of nine members. The total number of directors who constitute our Board of Directors may be set by resolution of our Board of Directors. Mr. Jack C. Bendheim serves as Chairman of our Board of Directors and our President and Chief Executive Officer.
Our Board of Directors is divided into three classes with staggered terms. Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the end of such three-year term and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement. Mr. Daniel M. Bendheim, Mr. Jonathan Bendheim and Mr. Gejdenson are Class I Directors, whose terms expire at the 2020 annual meeting. Mr. Carlson, Ms. Malanoski and Ms. Wrenn serve as Class II Directors, whose terms expire at this Annual Meeting. The Class II Directors are current nominees for election for a term expiring at our 2021 annual meeting. Mr. Jack C. Bendheim, Mr. Corcoran and Dr. Gunn serve as Class III Directors, whose terms expire at the 2019 annual meeting.
Director Independence
Because BFI controls a majority of the combined voting power of our outstanding Class A common stock and Class B common stock, we are a controlled company under the NASDAQ corporate governance standards. As a controlled company, we are exempt from the requirement under NASDAQ Rule 5605(a)(2) that a majority of our Board of Directors consists of  “independent directors,” as defined under such rules. Nevertheless, our Board of Directors has reviewed the independence of the current members of the Board of Directors in accordance with the independence requirements of the applicable NASDAQ rules and has determined, based upon information provided by each director concerning his or her background, employment and affiliations, that Mr. Corcoran, Mr. Gejdenson, Dr. Gunn, Ms. Malanoski and Ms. Wrenn are “independent directors” under the relevant NASDAQ rules.

Board Leadership Structure
Mr. Jack C. Bendheim serves as our President and Chief Executive Officer and our Chairman of the Board. Our Board of Directors has carefully considered its leadership structure and believes at this time that Phibro and its stockholders are best served by having one person serve in all of these positions. We believe that combining the roles fosters accountability, effective decision-making and alignment between interests of the Board of Directors and management. Mr. Bendheim also is able to use the in-depth focus and perspective gained in his executive function to assist our Board of Directors in addressing both internal and external issues affecting Phibro.
Our Board of Directors has determined not to appoint one independent director to serve as lead independent director at this time. Our independent directors meet in regularly scheduled executive sessions without non-independent directors and at other times as necessary. We believe that our Board, which is comprised of a majority of independent directors, is highly independent, empowered and engaged. Our Board of Directors recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, our Board of Directors will continue to periodically review its leadership structure.
Meetings of the Board of Directors
During our fiscal year ended June 30, 2018, the Board of Directors held five meetings and each director attended at least 75% of the aggregate of  (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our Directors attended our 2017 annual meeting.
Board Committees
Our Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. Each of the committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related party transactions; and (9) oversight of our risk management process.
Our Audit Committee consists of E. Thomas Corcoran, Sam Gejdenson and Carol A. Wrenn, and Mr. Corcoran serves as chairman of the Audit Committee. Our Board of Directors has affirmatively determined that Mr. Corcoran, Mr. Gejdenson and Ms. Wrenn meet the definition of  “independent directors” for purposes of serving on an Audit Committee under applicable SEC and NASDAQ rules, and we fully comply with these independence requirements. In addition, our Board of Directors determined that Mr. Corcoran qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of

Regulation S-K. During our fiscal year ended June 30, 2018, the Audit Committee held four regularly scheduled meetings, and each member of the Audit Committee attended at least 75% of the total number of meetings held by the Audit Committee during the periods that he or she served on the Audit Committee.
Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.
Compensation Committee
The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans, if any. The Compensation Committee may, from time to time, form subcommittees that may take such actions as are delegated to such subcommittees by the Compensation Committee.
Our Compensation Committee consists of Mr. Gejdenson, Mr. Jack C. Bendheim, Dr. Gunn and Ms. Wrenn, and Mr. Gejdenson serves as the chairman of the Compensation Committee. As a controlled company, we are exempt from the requirements under the NASDAQ rules that require that we have a compensation committee that is composed entirely of independent directors. Nevertheless, our Board of Directors has affirmatively determined that Mr. Gejdenson, Dr. Gunn and Ms. Wrenn meet the definition of  “independent directors” under applicable NASDAQ rules. During our fiscal year ended June 30, 2018, the Compensation Committee held two meetings, and each member of the Compensation Committee attended at least 75% of the total number of meetings held by the Compensation Committee during the periods that he or she served on the Compensation Committee.
Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.
The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value. On an annual basis, our Compensation Committee evaluates the performance of our Chief Executive Officer and approves his compensation. Our Chief Executive Officer annually reviews the performance of our executive officers, including the named executive officers (other than himself), with our Compensation Committee and makes recommendations to our Compensation Committee with regard to each executive officer’s compensation (other than himself). Our Compensation Committee considers such recommendations when approving each executive officer’s compensation (other than the Chief Executive Officer). Our Compensation Committee annually evaluates the compensation of our directors in light of their duties and makes recommendations with regard to their compensation to our Board for approval.
Corporate Governance Guidelines
Our Board of Directors has documented the governance practices followed by Phibro by adopting the Corporate Governance Guidelines (the “Corporate Governance Guidelines”). The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to the Board’s responsibilities, the Board’s operations, director qualifications and the Board’s composition, director access to management and independent advisors, director compensation, director continuing education, executive succession planning and retention, the Board’s annual self-evaluation and stockholder access to the Board. The Corporate Governance Guidelines are available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.

Considerations in Evaluating Director Nominees
All members of our Board of Directors are responsible for screening and recommending nominees for election as directors, including nominees recommended by stockholders of Phibro. When making recommendations regarding nominees to the Board, the Board of Directors will consider advice and recommendations from stockholders, management, and others as they deem appropriate, and will also take into account the performance of incumbent directors in determining whether to recommend them to stand for re-election at the annual meeting of stockholders. Phibro seeks Board members who have skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based on their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Some of the factors that the Board of Directors will take into consideration when evaluating director candidates include: (i) the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual; (ii) the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of Phibro’s business; (iii) the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and (iv) the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves. While the Board of Directors does not have a formal diversity policy related to the evaluation of nominees to the Board, diversity is a factor considered when identifying prospective nominees.
Risk Oversight
Our Board of Directors is currently responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board of Directors has delegated to the Audit Committee oversight of our risk management process.
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Code of Ethics
We have adopted a written Code of Business Conduct and Ethics (“Code of Business Conduct”), which applies to all of our directors, officers and other employees, including our principal executive officer and principal financial officer. In addition, we have adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“Code of Ethics”), which applies to our principal executive officer, principal financial officer and other designated members of our management. Our Code of Business Conduct and Code of Ethics are available on our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.

Director Compensation
The following table sets forth information regarding the amounts earned by or paid to our non-employee directors for their service as a Director for the fiscal year ended June 30, 2018:
Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Gerald K. Carlson	$40,000	—	—	—	—	—	$40,000
E. Thomas Corcoran	50,000	—	—	—	—	—	50,000
Sam Gejdenson	60,000	—	—	—	—	—	60,000
Dr. George Gunn	50,000	—	—	—	—	—	50,000
Mary Lou Malanoski	40,000	—	—	—	—	—	40,000
Carol A. Wrenn	60,000	—	—	—	—	—	60,000
For the year ended June 30, 2018, Gerald K. Carlson, E. Thomas Corcoran, Sam Gejdenson, Dr. George Gunn, Mary Lou Malanoski and Carol A. Wrenn received compensation for their services on our Board of Directors. The non-employee members of the Board of Directors receive $40,000 annual cash compensation for their service as a director. The non-employee members of the Audit and Compensation Committees receive supplemental annual cash compensation of  $10,000 for each committee on which they serve. We pay our directors on a quarterly basis. Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as the protection provided by director and officer liability insurance provided by us.
Stockholder Recommendations for Nominations to the Board of Directors
You may propose director candidates for consideration by our Board of Directors. Any such recommendations should be set forth in a notice sent to the Corporate Secretary at our corporate headquarters and must include the information required by our amended and restated bylaws including information regarding your ownership of common stock of Phibro and the background and qualifications of your proposed director candidate and must otherwise comply with the stockholder proposal procedures set forth below under the heading “Stockholder Proposals or Nominations to be Presented at Next Annual Meeting.” Our amended and restated bylaws are available on the SEC’s website at www.sec.gov and were filed as an exhibit to our Form 10-Q filed on May 13, 2014.
Other Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors in order to provide comments, to report concerns, or to ask a question may do so by writing to our Board of Directors or the particular member or members of our Board of Directors, and mailing the correspondence to our Corporate Secretary at Phibro Animal Health Corporation; Glenpointe Centre East, 3rd Floor; 300 Frank W. Burr Blvd., Ste 21; Teaneck, NJ 07666-6712. Communications will be distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. You may also communicate online with our Board of directors as a group on the Investor Relations portion of our corporate website at www.pahc.com. Our website and the information contained thereon are not part of this proxy statement.

EXECUTIVE OFFICERS
Set forth below is the name, age (as of September 21, 2018), current position, and a description of the business experience of each of our executive officers and directors:
Name	Age	Position
Jack C. Bendheim	71	Chairman of the Board of Directors, President and Chief Executive Officer
Larry L. Miller	54	Chief Operating Officer
Richard G. Johnson	69	Chief Financial Officer
Daniel M. Bendheim	46	Director and Executive Vice President, Corporate Strategy
Thomas G. Dagger	60	Senior Vice President, General Counsel and Corporate Secretary
Anthony Andolino	49	Vice President Finance and Treasurer
Dean J. Warras	49	President, Animal Health & Nutrition, North America
Lisa A. Escudero	56	Senior Vice President, Human Resources
Background of Executive Officers
Set forth below is information about each of our executive officers and directors, their roles in the Company and their backgrounds:
Jack C. Bendheim, Chairman of the Board of Directors, President and Chief Executive Officer.   Mr. Bendheim has served as our President since 1988 and he was also appointed Chief Executive Officer in March 2014. He has been a director since 1984. Mr. Bendheim also serves as a member of the Compensation Committee. Mr. Bendheim joined us in 1969 and served as Chief Executive Officer from 1998 to 2002, as Chief Operating Officer from 1988 to 1998, as Executive Vice President and Treasurer from 1983 to 1988 and as Vice President and Treasurer from 1975 to 1983. Until 2017, Mr. Bendheim also served on the Board of Directors of Empire Resources, Inc. Mr. Bendheim is also a past Chairman of the Animal Health Institute, an industry organization advocating for animal health issues, including efficient and effective FDA, USDA and EPA regulatory and approval processes. Mr. Bendheim, together with certain other family members, is a manager of BFI, with respect to the economic rights pertaining to shares of our stock owned by BFI. Mr. Bendheim has sole authority to vote shares of our stock owned by BFI. Mr. Bendheim is the father of Daniel M. Bendheim and Jonathan Bendheim.
Larry L. Miller, Chief Operating Officer.   Mr. Miller has served as our Chief Operating Officer since July 1, 2016. Mr. Miller joined us as President, Animal Health in May 2008. Prior to joining us, Mr. Miller was, from 2004 to 2008, Vice President of the Global Ruminant Business with Intervet/Schering-Plough Animal Health, which at that time was the largest animal health ruminant business in the world. From 1998 to 2004, Mr. Miller was General Manager for Schering-Plough’s Australia and New Zealand Animal Health businesses, which included a diversified portfolio of animal health and nutrition products for beef and dairy cattle, sheep, swine, poultry and companion animals. Mr. Miller held numerous roles in sales and marketing management during his 17 years with Schering-Plough, and prior to that with American Cyanamid Animal Health and Nutrition. He holds a B.S. degree in Animal Science from the University of Nebraska and an Executive MBA degree from the City University of New York. Mr. Miller is a member of the Board of Trustees of the University of Nebraska Foundation where he also serves on the Audit Committee and is also a member of the Board of Directors of the Nebraska Innovation Campus Development Corporation of the University of Nebraska-Lincoln.
Richard G. Johnson, Chief Financial Officer.   Mr. Johnson joined us in September 2002 and has served as Chief Financial Officer since then. Prior to joining us, Mr. Johnson served as Director of Financial Management for Laserdyne Prima, Inc., a manufacturer of laser cutting and welding systems, from 2001 to 2002 and as Vice President — Planning and Control, Latin America for Ecolab, Inc., a global provider of cleaning and sanitation products, systems and services, from 1992 to 1999. Mr. Johnson served in various senior financial positions at Ecolab over a fifteen year period. He was employed by Coopers & Lybrand from 1977 to 1985, in positions of increasing responsibility in the auditing practice.

Daniel M. Bendheim, Director and Executive Vice President, Corporate Strategy.   Mr. Bendheim joined us in 1997. He was appointed Vice President of Business Development in 2001 and was later appointed President, Performance Products in 2004, and then Executive Vice President, Corporate Strategy in March 2014. He was elected as a director of Phibro in November 2013. Prior to joining us, Mr. Bendheim worked as an analyst at South Coast Capital, a boutique investment bank. Mr. Bendheim obtained a B.A. degree in political science with honors from Yeshiva University in 1993 and a J.D. degree with honors from Harvard Law School in 1996. Mr. Bendheim is a son of Jack C. Bendheim and, together with certain other family members, is a manager of BFI with respect to certain economic rights pertaining to shares of our stock owned by BFI.
Thomas G. Dagger, Senior Vice President, General Counsel and Corporate Secretary.   Mr. Dagger joined us in his current role in November 2006. Prior to joining us, Mr. Dagger served as in-house legal counsel for AT&T Corp., a major communications company, from 1992 to 2006, where most recently he was Law Vice President and Vice President and General Counsel for AT&T’s Teleport Communications Group Inc. subsidiary. In this role, he was responsible for legal support for all of AT&T’s U.S. network operations, R&D (AT&T Labs), worldwide customer care and business local services. Earlier in his career, Mr. Dagger was an associate at the law firm of Cleary, Gottlieb, Steen & Hamilton. Mr. Dagger obtained his A.B. degree summa cum laude from Duke University, and his J.D. degree with honors from the University of Chicago Law School, where he served as Editor-in-Chief of the University of Chicago Law Review.
Anthony Andolino, Vice President Finance and Treasurer.   Mr. Andolino joined us in October 2011 as our Controller, Corporate, Ethanol Performance Group and PhibroChem Divisions. He was promoted to Vice President, Finance and Treasurer in March 2018. From 2009 to 2011 he was Controller at Huntington Learning Centers, an educational service center. From 2007 to 2008, Mr. Andolino was an Assistant Controller at Mezz Cap, a financial management service company. Prior to his role at Mezz Cap, Mr. Andolino was a Controller and Director of Finance for Mercer Human Resources Consulting from 2004 to 2007. From 1991 to 2004, Mr. Andolino held various controller and finance positions at JD Edwards World Solution Company, The MONY Group and Deloitte & Touche. He holds a B.B.A. Degree in Public Accounting from Pace University. He is a licensed Certified Public Accountant in the State of New Jersey.
Dean J. Warras, President, Animal Health & Nutrition, North America.   Mr. Warras joined us in August 2005 as Vice President, Sales, for our subsidiary, Prince Agri Products. He was promoted to President, Animal Nutrition in June 2006. He served in that position until July 2016, when he was promoted into his current role. Prior to joining us, Mr. Warras spent his entire career with Cargill, an international producer and marketer of food, agricultural, financial and industrial products and services, in the animal nutrition business. From 2001 to 2005, he was District General Manager for the Sioux City, Iowa district, and from 1998 to 2001, he was General Manager for Hungary. From 1991 – 1998, he served in a number of roles throughout the United States and Latin America, including Plant Manager, Administrative Manager and Manager of the Global Product Services Department. Mr. Warras is a director of the American Feed Industry Association and the Vice Chair of the Board of Trustees of the Institute for Feed Education and Research. He holds a B.A. degree in Finance and Marketing from the University of St. Thomas in St. Paul, Minnesota.
Lisa A. Escudero, Senior Vice President, Human Resources.   Ms. Escudero joined us in her current role in March 2017. From 2016 to 2017, she was Vice President of Human Resources for the New York Genome Center, a nonprofit biomedical research organization, where she led the human resources function. Prior to joining NYGC, she led the HR function for American Standard Brands, a plumbing fixture manufacturer, from 2008 to 2016, where she was a member of the leadership team. From 1990 to 2008, Ms. Escudero was Director of Human Resources for Merck & Co., a leading global pharmaceutical company, where she supported the research and manufacturing divisions. Prior to her role at Merck, Ms. Escudero was a research scientist for the Agricultural Chemical Group of FMC Corporation, a chemical manufacturing company, from 1982 to 1990. She holds a B.A. degree in Psychology from Rutgers University and an M.S. degree in Human Resources Management from the Rutgers University School of Management & Labor Relations.

EXECUTIVE COMPENSATION
The following sets forth all compensation awarded to our Named Executive Officers.
Summary Compensation Table
The following table sets forth the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended June 30, 2018, 2017 and 2016. The Named Executive Officers are (i) our Chairman of the Board, President and Chief Executive Officer, (ii) our Chief Operating Officer and (iii) our President, Animal Health & Nutrition, North America. These were the three most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year.
Name and principal position(1)	Year	Salary(2)	Bonus	Stock Awards	Option Awards(3)	Change in Pension Value and Nonqualified Deferred Compensation(4)	All Other Compensation(5)	Total
Jack C. Bendheim Chairman of the Board, President and Chief Executive Officer	2018	$2,065,500	$1,056,000	$—	$—	$14,615	$176,067	$3,312,182
	2017	2,025,000	762,000	—	—	161,794	245,838	3,194,632
	2016	1,966,400	578,500	—	—	251,857	152,162	2,948,919
Larry L. Miller Chief Operating Officer	2018	566,500	289,500	5,981,000(6)	—	(6,537)	27,057	6,857,520
	2017	550,000	208,000	—	—	3,237	29,906	791,143
	2016	457,700	195,000	—	—	68,559	19,437	740,696
Dean J. Warras President, Animal Health & Nutrition, North America	2018	432,600	466,400(8)	—		(4,787)	24,977	919,190
	2017	420,000	639,000(9)	—	—	(8,602)	25,861	1,076,259
	2016(7)	326,100	330,350(10)	—	—	73,169	7,731	737,350

(1)
The principal position reflects the listed individual’s title during the year ended June 30, 2018. Mr. Miller was appointed Chief Operating Officer effective July 1, 2016. Mr. Warras was appointed President, Animal Health & Nutrition, North America in July 2016. Prior to his appointment in that position, he served as our President, Animal Nutrition.

(2)
Mr. Bendheim also serves on the Board of Directors. He received no compensation for such service on the Board of Directors during the years ended June 30, 2018, 2017 and 2016.

(3)
Represents the annual stock-based compensation expense recognized for financial reporting purposes in accordance with ASC 718, rather than an amount paid to or realized by the Named Executive Officer. The expense is based on the aggregate grant date fair value of the option grants. Fair value was determined by application of the Black-Sholes option-pricing model with no discount for estimated forfeitures. Key assumptions include risk free rate of return, expected life of the option, expected stock price volatility and expected dividend yield.

(4)
Change in Pension Value and Nonqualified Deferred Compensation represents the year-over-year change in valuation for the Pension Plan, the Retirement Income Plan, the Executive Income Plan and the Deferred Compensation Plan, as applicable.

(5)
The “All Other Compensation” table below sets forth information regarding all other types of compensation to our Named Executive Officers for the fiscal years ended June 30, 2018, 2017 and 2016.

(6)
Represents the aggregate grant date fair value of restricted stock units (“RSUs”) awarded during fiscal 2018, computed in accordance with FASB ASC Topic 718. The grant date fair value of the 50,000 time-vesting RSUs is based on the number of shares underlying the award on the date of grant and the grant date fair value of the 200,000 performance-vesting RSUs is based on the probable outcome of achieving the applicable performance-based conditions. The maximum potential grant date value of all 250,000 RSUs is $10,525,000.

(7)
Mr. Warras was not a named executive officer during this fiscal year.

(8)
Includes $216,400 paid to Mr. Warras pursuant to our Bonus Program and Mr. Warras’s Retention Bonus payment of  $250,000 paid on July 31, 2017.

(9)
Includes $219,000 paid to Mr. Warras pursuant to our Bonus Program and Mr. Warras’s Retention Bonus payments of  $300,000 on July 31, 2016 and $120,000 on January 31, 2017.

(10)
Includes $83,350 paid to Mr. Warras pursuant to our Bonus Program and Mr. Warras’s Relocation Bonus of  $250,000 paid on June 17, 2016.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
We entered into an employment agreement with Jack C. Bendheim on March 12, 2008, which was amended and restated on March 27, 2014, whereby Mr. Bendheim will serve as Chairman of the Board of Directors, President, and, as provided in the 2014 amendment, Chief Executive Officer of Phibro. Pursuant to Mr. Bendheim’s employment agreement, his base salary is subject to periodic review and adjustment by Phibro and was set at $2,065,500 for our 2018 fiscal year. Pursuant to Mr. Bendheim’s employment agreement, if minimum performance goals pre-established by the Compensation Committee are satisfied, he has a target bonus opportunity of 50% of his base salary. The range of the bonus may be from 50% to 150% of the target bonus, which equates to 25% to 75% of Mr. Bendheim’s base salary, based on performance relative to goals as determined by our Compensation Committee. There is zero payout if minimum thresholds are not met. Mr. Bendheim receives a bonus of 50% of his base salary if the targets are 100% satisfied. Mr. Bendheim’s salary and bonus are subject to adjustment with the approval of the Compensation Committee of the Board of Directors, with Mr. Bendheim abstaining. Such employment is “at will,” subject to termination by either party, provided that Phibro shall provide 180 days’ written notice prior to terminating Mr. Bendheim without “cause” (as defined below). Upon termination of employment or upon request, Mr. Bendheim will be entitled to Phibro’s subscription rights for tickets to a New York sports team. Pursuant to the terms of Mr. Bendheim’s employment agreement, we make payments for his family’s legal, audit, and tax services, and payments for members of his family for non-full time employment and consulting arrangements and medical and other insurance coverage up to an aggregate maximum cost of  $450,000 per annum.
If Mr. Bendheim’s employment terminates due to death or disability, his estate shall be entitled to receive the Accrued Benefits (defined as earned but unpaid base salary, reimbursements of previously incurred business expenses, and any other payments, benefits, or fringe benefits provided for under applicable compensation arrangements or benefit, equity or fringe benefit plans or programs) and six months of continued base salary payments. Upon a termination due to disability, he shall also be entitled to receive continued health care coverage for one year. Upon a termination without “cause” or voluntarily by Mr. Bendheim, he shall be entitled to receive (i) the Accrued Benefits and (ii) continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for a period of 18 months, provided that Phibro will not provide such coverage to the extent that it would incur excise taxes under the non-discrimination provisions of Patient Protection and Affordable Care Act of 2010 (“PPACA”). “Cause” is defined as Mr. Bendheim’s (i) willful or repeated failure to substantially perform his duties to Phibro (other than a failure resulting from complete or partial incapacity due to physical or mental illness or impairment), (ii) material and willful violation of a federal or state law or regulation applicable to the business of Phibro or that adversely affects the image of Phibro, (iii) commission of a willful act that constitutes gross misconduct and is injurious to Phibro, or (iv) willful breach of a material provision of the employment agreement. Mr. Bendheim will be required to sign a customary release prior to receiving any benefits in addition to the Accrued Benefits. Mr. Bendheim is also bound by customary noncompete, nonsolicitation, nondisparagement, intellectual property, and cooperation provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter). Mr. Bendheim’s employment agreement also includes an arbitration clause for the settlement of all disputes arising therein.

We entered into an employment agreement with Larry L. Miller in May 2008, amended in December 2009 and December 2011, whereby Mr. Miller served as our President, Phibro Animal Health and Nutrition, and he currently serves as our Chief Operating Officer. Pursuant to Mr. Miller’s employment agreement, for our 2018 fiscal year, he received a base salary of  $566,500, which is subject to periodic review by Phibro, and a target bonus opportunity of 50% of his base salary. Mr. Miller’s employment agreement provides that in the event of a termination without “cause” (defined substantially the same as in Mr. Bendheim’s employment agreement) or his resignation with “good reason”, he would be entitled to receive a lump sum payment of 100% of his annual base salary in effect at the time of termination, plus a pro rata portion of his bonus. “Good Reason” is defined in Mr. Miller’s employment agreement as (i) a material adverse change in his duties, responsibilities or authority (including status, office, title, reporting relationships or working conditions), or (ii) a relocation of his principal place of employment more than 50 miles from Teaneck, New Jersey without his consent; provided, that in both cases, Mr. Miller must notify us within 90 days of either such occurrence and we shall have 30 days to cure such occurrence. Mr. Miller will be required to sign a customary release prior to receiving such severance payments. Mr. Miller is bound by customary noncompete, nonsolicitation, and intellectual property provisions, which generally apply during employment and thereafter (with the noncompete and nonsolicitation provisions applying during employment and the one-year period thereafter).
We entered into a promotion letter agreement with Dean J. Warras on June 16, 2016, pursuant to which Mr. Warras was promoted to the position of President, Animal Health & Nutrition, North America and, for our 2018 fiscal year, he received a base salary of  $432,600, which is subject to periodic review by Phibro, and a target bonus opportunity of 50% of his base salary. Pursuant to this promotion letter agreement, Mr. Warras’s reasonable relocation expenses up to a total of  $40,000 were reimbursed by Phibro. The promotion letter agreement also provided for payment of a relocation bonus of  $250,000 (the “Relocation Bonus”) on June 17, 2016, which is subject to pro rata clawback if Mr. Warras resigns or is terminated by Phibro for cause during the 60-month period following payment of the Relocation Bonus.
We also entered into a retention letter agreement with Mr. Warras on August 1, 2016 pursuant to which Mr. Warras has been paid a retention bonus of  $300,000 on July 31, 2016, $120,000 on January 31, 2017, $250,000 on July 31, 2017 and $250,000 on July 31, 2018 (each a “Retention Bonus”). Each Retention Bonus is subject to pro rata clawback if Mr. Warras resigns or is terminated by Phibro for cause during the 60-month period following the payment of such Retention Bonus.
Non-Equity Incentive Plan Compensation
Our non-equity incentive plan (the “Bonus Program”) is a cash-based program to reward employees for achieving critical goals of Phibro. Goals are established at the beginning of each fiscal year and are reviewed and approved by the Compensation Committee. Target award opportunities vary by job level and can range from 20% to 50% of annual base salary. Where minimum threshold performance targets are satisfied, annual incentive payments can range from 50% to 150% of the target award opportunity, based on performance relative to goals as determined by the Compensation Committee.
For the fiscal year ended June 30, 2018, Messrs. Bendheim, Miller, and Warras had target award opportunities of  $1,032,750, $283,250, and $216,300, respectively, and based on performance relative to the goals, each received payments set forth in the Summary Compensation Table above. For the fiscal year ending June 30, 2019, Messrs. Bendheim, Miller, and Warras have target award opportunities of  $1,032,750, $300,000, and $221,700, respectively.
Option and Other Equity Awards
Our 2008 Incentive Plan (the “Equity Incentive Plan”) enables us to provide directors, officers, employees and consultants with opportunities to purchase Class A common shares pursuant to options that may be granted, and receive grants of restricted shares and other share-based awards granted, from time to time, by the Board of Directors or a committee approved by the Board. Stock options are designed to motivate executives to make decisions that focus on long-term stockholder value creation. The Equity Incentive Plan provides for grants of stock options, stock awards and other incentives of up to 6,630,000 shares of Class A common stock. Shares of Class A common stock available for grants as of June 30, 2018 were 4,881,620. At June 30, 2018, pursuant to the Equity Incentive Plan, (i) 95,900 stock options with an exercise price of  $11.83 per share were outstanding and all such options were vested, and exercisable, and (ii) RSUs with 250,000 underlying shares have been granted, none of which were vested. 250,000 RSUs were granted during the fiscal year ended June 30, 2018. No options or other equity awards were granted during the fiscal year ended June 30, 2018.
On March 1, 2009, Mr. Miller was granted 552,500 options to purchase Class A common stock with an exercise price of  $11.83 per share under the terms of the Equity Incentive Plan. 276,250 of Mr. Miller’s options vested upon the third anniversary of the grant date, and the remaining 276,250 options vested in pro rata portions on the fourth and fifth anniversaries of the grant date. On March 1, 2009, Mr. Warras was granted 79,560 options to purchase Class A common stock with an exercise price of  $11.83 per share under the terms of the Equity Incentive Plan. 39,780 of Mr. Warras’s options vested upon the third anniversary of the grant date, and the remaining 39,780 options vested in pro rata portions on the fourth and fifth anniversaries of the grant date.
On May 7, 2018, Mr. Miller was granted an aggregate of 250,000 restricted stock units (“RSUs”) under the terms of the Equity Incentive Plan. Eighty percent of the RSUs granted to Mr. Miller are subject to performance-based vesting (the “Performance-Based RSUs”). The Performance-Based RSUs will vest on December 31, 2020 in increments from 0% to 100% based on the 90-day average of the Company’s stock price from $0 to $80 ending on December 31, 2020, so long as Mr. Miller’s employment has not been terminated prior to such date; provided that if Mr. Miller’s employment is terminated by the Company without cause or by Mr. Miller with good reason (each, a “Qualifying Termination”), the Performance-Based RSUs will vest based on the 90-day average of the Company’s stock price ending on a date selected by Mr. Miller during the period beginning on the date of termination and ending on the first to occur of  (i) December 31, 2020, (ii) the first anniversary of the date of termination and (iii) March 15th of the year following the date of termination. Twenty percent of the RSUs granted to Mr. Miller are subject to time-based vesting (the “Time-Based RSUs”). All of the Time-Based RSUs will vest on December 31, 2020, so long as Mr. Miller’s employment has not been terminated prior to such date; provided that the Time-Based RSUs will fully vest on an earlier Qualifying Termination. In the event of a Change in Control of the Company, following which either (i) 100% of the Company’s shares of stock cease to be traded on a nationally recognized stock exchange and the Company is no longer listed on any such exchange or (ii) a Qualifying Termination occurs with twelve (12) months, all unvested RSUs will immediately vest in full. Each RSU entitles Mr. Miller to receive one share of common stock of the Company 30 days after vesting, unless the distribution would be made during a trading blackout period imposed by the Company, in which case the distribution will be made on the earlier of  (i) the date that Mr. Miller is not subject to such blackout period and (ii) the later of  (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made.
All Other Compensation
We maintain for the benefit of our United States employees a 401(k) Retirement and Savings Plan (the “401(k) Plan”), which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code. Our employees are eligible for participation in the 401(k) Plan without any waiting period. Employees may make pre-tax contributions of up to the lesser of 60% of such employee’s compensation or the maximum amount permitted under the Code. Employees receive a matching contribution equal to 100% of the first 1% of an employee’s contribution and a matching contribution equal to 50% of the next 5% of an employee’s contribution. Effective October 1, 2016, all domestic employees receive a non-elective Company contribution of 3% of compensation and are eligible to receive an additional discretionary contribution of up to 4% of compensation, depending on the employee’s age and years of service, provided that such payments comply with mandatory non-discrimination testing. Previously, such non-elective Company contributions were made only for those employees hired on or after January 1, 2014. Participants are fully vested in employer contributions after two years of service. Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 59 1∕2, disposition of substantially all of our assets or upon financial hardship. The plan also provides for loans to participants. We contributed the amounts presented in the following table to the Company’s 401(k) plan for Mr. Bendheim, Mr. Miller and Mr. Warras.

Name	Year	401(k) Plan Company Contributions(1)	Other(2)	Total
Jack C. Bendheim	2018	$28,341	$147,726	$176,067
	2017	28,120	217,717	245,838
	2016	—	152,162	152,162
Larry L. Miller	2018	25,671	1,386	27,057
	2017	27,065	2,841	29,906
	2016	9,471	9,966	19,437
Dean J. Warras	2018	24,347	630	24,977
	2017	25,231	630	25,861
	2016	7,101	630	7,731

(1)
Represents Company contributions to the 401(k) Plan.

(2)
Represents automobile allowance and group term life insurance. Also represents financial and tax services provided to Mr. Bendheim and certain members of his family.

Outstanding Equity Awards at Fiscal Year-End
Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised options (exercisable)	Number of Securities Underlying Unexercised options (unexercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Jack C. Bendheim	—	—	—	—	—	—	—	—
Larry L. Miller	—	—	—	—	—	—	250,000	$5,544,788
Dean J. Warras	41,560	—	$11.83	February 28, 2019	—	—	—	—

(1)
200,000 of the restricted stock units are subject to performance-based vesting and will vest on December 31, 2020 in increments from 0% to 100% based on the 90-day average of the Company’s stock price from $0 to $80 ending on December 31, 2020. 50,000 of the restricted stock units are subject to time-based vesting and will vest on December 31, 2020.

(2)
Market value is based on the closing price of the Company’s common stock on June 29, 2018, which was $46.05 per share, multiplied by the sum of  (x) the time-vesting RSUs and (y) the number of performance-vesting RSUs that would have vested based on the average of the Company’s stock price from grant date through June 29, 2018.

Additional Narrative Description
Pension Plan
We maintain for the benefit of our United States employees employed on or prior to December 31, 2013, a defined benefit pension plan qualified under Section 401(a) of the Code (the “Pension Plan”). Our employees are eligible for participation in the Pension Plan once they have attained age 21 and completed a year of service (which is a plan year in which the employee completes 1,000 hours of service). In July 2016, we amended the Pension Plan to eliminate credit for future service and compensation increases, effective as of September 30, 2016. The Pension Plan provides benefits equal to the sum of  (a) 1.0% of an employee’s “average salary” plus 0.5% of the employee’s “average salary” in excess of the average of the employee’s social security taxable wage base, times years of service after July 1, 1989, plus (b) the employee’s frozen accrued benefit, if any, as of June 30, 1989 calculated under the Pension Plan formula in effect at that time. For purposes of calculating the portion of the benefit based on “average salary” in excess of the average wage base, years of service shall not exceed 35. “Average salary” for these purposes means the employee’s salary over the consecutive five-year period in the ten years preceding September 30, 2016 that produces the highest average. An employee becomes vested in his plan benefit once he completes five years of service with us. In general, benefits are payable after retirement or disability in the form of a 50%, 75% or 100% joint and survivor annuity, life annuity or life annuity with a five or ten year term certain. In some cases, benefits may also be payable under the Pension Plan in the event of an employee’s death.
Mr. Bendheim, Mr. Miller, and Mr. Warras each participate in the Pension Plan. As of June 30, 2018, the present values of the accumulated pension benefits for Mr. Bendheim, Mr. Miller, and Mr. Warras were $1,096,172, $235,812, and $239,458, respectively.
Retirement Income Plan
In 1994, we adopted a non-qualified supplemental executive retirement plan as an incentive for certain executives. The plan provides for (i) a Retirement Income Benefit (as defined), (ii) a Survivor’s Income Benefit (as defined), and (iii) a Deferred Compensation Benefit (as defined). Mr. Bendheim currently participates in this plan. A grantor trust has been established to provide the benefits described above.
We determined the Retirement Income Benefit based upon the employee’s salary, years of service and age at retirement. At present, it is contemplated that a benefit of 1% of each participant’s eligible compensation will be accrued each year. The benefit is payable upon retirement (after age 65 with at least 10 years of service) in monthly installments over a 15 year period to the participant or his named beneficiary. The Survivor’s Income Benefit for the current participants is one times annualized compensation at the time of death, capped at $1,500,000, payable in 24 equal monthly installments. Pursuant to the Deferred Compensation Benefit, a participant may elect each year to defer at least $3,000 but not more than $20,000 of his or her base salary in excess of  $150,000. The deferred amount will earn interest at a rate that increases after five and ten years of participation in the plan. Under certain circumstances, the Company matches the first $3,000 of the deferred amount.
As of June 30, 2018, Mr. Bendheim has (i) an annual retirement income benefit of  $134,411 payable over a 15 year period, (ii) a survivor’s income benefit of  $1,500,000 payable in 24 equal monthly installments and (iii) a deferred compensation benefit of  $984,073.
Retirement Health Care Plan
Under the Retirement Health Care Plan, we provide to Mr. Bendheim and certain other persons retirement health care insurance coverage that is supplemental to Medicare benefits. To be eligible, a person must have been (i) a corporate officer of the Company, reached the age of 65, and employed by the Company for a minimum of 35 years; or (ii) a corporate officer and director of the Company, reached the age of 65, and hired by the Company prior to June 1, 2002; or (iii) an employee of the Company who retires after reaching a minimum age of 75 as of October 1, 2007 with a minimum of 10 years of service to the Company; provided that in the case of  (i) and (ii), such participants shall have eligibility deferred until such participant is no longer eligible for participation in the Company’s health care plan (excluding COBRA eligibility). The Company pays all premium costs for participants, and, in addition to participants, coverage is provided for a participant’s spouse both during the lifetime of any such participant and for the lifetime of any person who was the spouse of a participant at the time of such participant’s death.
Executive Income Program
On March 1, 1990, we entered into an Executive Income Program to provide a pre-retirement death benefit and a retirement benefit to certain executives. The program provides that upon the executive’s retirement, at or after attaining age 65, we will make retirement payments to the executive during his life for 10 years or until he or his beneficiaries have received a total of 120 monthly payments. Participants have no claim against us other than as unsecured creditors. We intend to fund the payments using the cash value or the death benefit from the life insurance policies insuring each executive’s life. Mr. Bendheim currently participates in this plan and his annual retirement benefit is $30,000. Each policy also contains additional paid-up insurance and extended term insurance. On the death of the executive prior to his actual retirement date: (i) the first $1,000,000 of the death benefit is payable to the executive’s spouse or issue; (ii) the excess is payable to us up to the aggregate amount of premiums paid by us; and (iii) any balance is payable to the executive’s spouse or issue.

1993 Split Dollar Agreement
On August 12, 1993, we entered into a Split Dollar Agreement with David Butler and Gail Bendheim, as trustees under an Indenture of Trust dated August 12, 1993 (the “Trust”). This Agreement provides for the Trust to purchase and own life insurance policies on the life of Jack C. Bendheim in the aggregate face amount of  $5,000,000 (plus additions). The premiums for such insurance are paid in part by the Trust (to the extent of the lesser of the P.S. 58 rates, or the insurers’ current published premium rate for annually renewable term insurance for standard risks) and in part by us (we pay the balance of the premiums not paid by the Trust). Upon the death of Jack C. Bendheim or upon the cancellation of the policies or the termination of the Agreement, we have the right to be repaid the total amount we advanced toward payment of premiums. To secure our right to be repaid, the Trust has assigned each policy to us as collateral. After repayment of the amount due to us, the remaining cash surrender value or the remaining death benefit is payable to the Trust, the beneficiaries of which are the wife and issue of Jack C. Bendheim.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Registration Rights Agreements
We are party to a registration rights agreement with BFI (the “BFI Registration Rights Agreement”). The BFI Registration Rights Agreements grants BFI and certain of its transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of Class A common stock, including shares of Class A common stock received upon conversion of shares of Class B common stock.
Demand Registration.   At any time we are eligible to use Form S-3, BFI has the ability to require us to register shares of Class A common stock under the Securities Act and if we do not have an effective registration statement on Form S-3, BFI has the ability to require us to register shares of Class A common stock under the Securities Act as long as the anticipated aggregate offering price is at least $10,000,000.
Piggyback Rights.   BFI has the ability to exercise certain piggyback registration rights in respect of shares of Class A common stock held by them in connection with registered offerings initiated by us.
Employment Arrangements
Certain relatives of Jack C. Bendheim provided services to us as employees or consultants and received aggregate compensation and benefits of  $1.9 million for the year ended June 30, 2018. The amounts primarily included Daniel M. Bendheim, Director and Executive Vice President, Corporate Strategy; Jonathan Bendheim, Director and President MACIE Region and General Manager, Phibro Israel; Etan Bendheim, Director of Strategy, Phibro Aquaculture; and Dr. Zev Jacobson, Human Pharma Liaison.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Policies and Procedures With Respect to Related Party Transactions
Our policy with respect to the sale, lease or purchase of assets or property of any related party is that such transaction should be on terms that are no less favorable to us or our subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable arm’s length transaction from an unrelated third party. Our senior credit facility includes a similar restriction on us and our restricted subsidiaries with respect to the sale, purchase, exchange or lease of assets, property or services, subject to certain limitations as to the applicability thereof.
We have adopted written policies and procedures whereby our Audit Committee is responsible for reviewing and approving related party transactions and reviewing and investigating any potential conflicts of interest. In addition, our Code of Ethics and Code of Business Conduct requires that all of our employees and directors inform the Company of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer must complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with management Phibro’s audited consolidated financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the PCAOB. In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations and the overall quality of Phibro’s financial reporting.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to Phibro’s Board of Directors that Phibro’s audited consolidated financial statements be included in Phibro’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018.
AUDIT COMMITTEE
E. Thomas Corcoran, Chair
Sam Gejdenson
Carol A. Wrenn
The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Phibro under the Securities Act or the Exchange Act, except to the extent that Phibro specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our Class A common stock and Class B common stock, as of September 14, 2018 by:
•
each person known by us to beneficially own 5% or more of our outstanding Class A common stock or our outstanding Class B common stock;

•
each of our directors and executive officers; and

•
all of our directors and executive officers as a group.

The numbers listed below are based on 20,208,534 shares of our Class A common stock outstanding as of September 14, 2018 and 20,166,034 shares of our Class B common stock outstanding as of September 14, 2018. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.
Name and Address of Beneficial Owner(1)	Number of shares beneficially owned		Percentage of class owned		Percentage total equity interest(2)	Percentage total voting power(3)
	Class A	Class B	Class A	Class B
5% Stockholders:
BFI Co., LLC(4)	59,480	20,166,034	*	100%	50.1%	90.9%
Blackrock Inc.(5)	2,737,895	—	13.5%	—	6.8%	1.2%
The Vanguard Group(6)	1,972,052	—	9.8%	—	4.9%	*%
Virtus Fund Advisors LLC(7)	1,099,946		5.4%	—	2.7%	*%
Executive Officers and Directors(8)
Jack C. Bendheim(4)(9)	59,480	20,166,034	*	100%	50.1%	90.9%
Richard G. Johnson	—	—	—	—	—	—
Daniel M. Bendheim(10)	37,280	—	*	—	*	*
Thomas G. Dagger	—	—	—	—	—	—
Larry L. Miller	—	—	*	—	—	—
Anthony Andolino	—	—	—	—	—	—
Dean Warras(11)	31,560	—	*	—	*	*
Lisa A. Escudero	—	—	—	—	—	—
Jonathan Bendheim	—	—	—	—	—	—
Gerald K. Carlson	—	—	—	—	—	—
E. Thomas Corcoran	10,000	—	*	—	*	*
Sam Gejdenson	—	—	—	—	—	—
Dr. George Gunn	—	—	—	—	—	—
Mary Lou Malanoski	—	—	—	—	—	—
Carol A. Wrenn	1,000	—	*	—	*	*
Executive Officers and Directors as a Group (15 persons)(12)(13)	139,320	20,166,034	0.7%	100%	50.2%	90.9%

*
Indicates less than 1%

(1)
A “beneficial owner” of a security is determined in accordance with Rule 13d-3 of the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•
voting power that includes the power to vote, or to direct the voting of, such security; and/or

•
investment power that includes the power to dispose, or to direct the disposition of, such security.

Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on September 14, 2018 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s percentage beneficial ownership, but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person. The address of our executive officers is Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Fl, 300 Frank W. Burr Blvd., Ste 21, Teaneck, NJ 07666-6712.
(2)
Percentage total equity interest represents equity interests with respect to all shares of our Class A common stock and Class B common stock combined together as a single class. Holders of Class A common stock and Class B common stock are entitled to receive equally, on a per share basis, any dividends or distributions that may be declared by the Board of Directors on our shares of common stock. Any disparate dividend or distribution per share of Class A common stock or Class B common stock may only be declared by the Board of Directors if such disparate dividend or distribution is approved in advance by the affirmative vote of the Class A common stock and Class B common stock, each voting separately as a class.

(3)
Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis upon written notice to the transfer agent.

(4)
Mr. Jack C. Bendheim has sole authority to vote shares of our stock owned by BFI and, together with certain other family members, is the manager of BFI with respect to the economic rights pertaining to shares of our stock owned by BFI. The address of BFI is c/o Jack C. Bendheim, Class A Manager, Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Fl, 300 Frank W. Burr Blvd., Ste 21, Teaneck, NJ 07666-6712. The address of Mr. Bendheim is c/o Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Fl, 300 Frank W. Burr Blvd., Ste 21, Teaneck, NJ 07666-6712.

(5)
Based solely on a Schedule 13G filed with the SEC on January 19, 2018 by Blackrock Inc. Blackrock Inc. maintains sole voting power for 2,702,440 of the shares reported and sole dispositive power for 2,737,895 of the shares reported. The number of shares of Class A common stock held by Blackrock Inc. may have changed since the filing of the Schedule 13G. Blackrock Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

(6)
Based solely on a Schedule 13G filed with the SEC on May 9, 2018 by The Vanguard Group. The Vanguard Group maintains sole voting power for 36,211 of the shares reported, shared voting power for 1,163 of the shares reported, sole dispositive power for 1,936,515 of the shares reported and shared dispositive power for 35,537 of the shares reported. The number of shares of Class A common stock held by The Vanguard Group may have changed since the filing of the Schedule 13G. The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Based solely on a Schedule 13G filed with the SEC on February 12, 2018 by Virtus Fund Advisors LLC. Virtus Fund Advisors LLC maintains sole voting power for 753,246 of the shares reported and sole dispositive power for 1,099,946 of the shares reported. The number of shares of Class A common stock held by Virtus Fund Advisors LLC may have changed since the filing of the Schedule 13G. Virtus Fund Advisors LLC lists its address as 3333 Piedmont Road NE, Suite 1500, Atlanta, GA 30305.

(8)
The address of each of our Executive Officers and directors is c/o Phibro Animal Health Corporation, Glenpointe Centre East, 3rd Fl., 300 Frank W. Burr Boulevard, Ste 21, Teaneck, NJ 07666-6712.

(9)
Includes 59,480 shares of Class A common stock held by BFI and 20,166,034 shares of Class B common stock held by BFI.

(10)
Includes 37,280 shares of Class A common stock that can be acquired upon the exercise of outstanding options.

(11)
Includes 31,560 shares of Class A common stock that can be acquired upon the exercise of outstanding options.

(12)
Includes 68,840 shares of Class A common stock that can be acquired upon the exercise of outstanding options.

(13)
Includes our current directors (9 persons).

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of June 30, 2018 with respect to the shares of our Class A common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	345,900(1)	$11.83(2)	4,881,620
Total	345,900		4,881,620

(1)
This amount includes 95,900 shares that may be issued in connection with outstanding stock options under our Equity Incentive Plan and 250,000 shares underlying RSUs granted under our Equity Incentive Plan,

(2)
Indicates the weighted average exercise price for 95,900 outstanding options under our Equity Incentive Plan. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

STOCKHOLDERS PROPOSALS OR NOMINATIONS TO BE PRESENTED AT
NEXT ANNUAL MEETING
Pursuant to Rule 14a-8 under the Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2018 annual meeting of stockholders. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our Corporate Secretary at our principal executive offices no later than the close of business on May 27, 2019, which is the date that is 120 days before the one year anniversary of the first mailing of this proxy statement.
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including a nomination of a person for election the Board of Directors, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is a proper matter for stockholder action under Delaware law and must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record of Phibro (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of Phibro) both at the time such stockholder delivers such notice to our Corporate Secretary and on the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in our amended and restated bylaws. The relevant notice provisions in our amended and restated bylaws states that to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing and in the form prescribed by our amended and restated bylaws to our Corporate Secretary at the principal executive offices of Phibro. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of Phibro, not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting, which for purposes of the 2019 annual meeting shall be August 8, 2019, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting, which for purposes of the 2018 annual meeting shall be July 9, 2019.

In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 70 days after the one year anniversary of the Annual Meeting, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended June 30, 2018, all Section 16(a) filing requirements applicable to reporting persons were timely met except that, Dean J Warras did not timely file one Form 4 reporting the conversion of 10,000 options and subsequent sale of 10,000 Class A shares and each of BFI and Jack C. Bendheim did not timely file a Form 4 reflecting the same conversion of 10,000 Class B shares into Class A shares.
2018 Annual Report and SEC Filings
Our consolidated financial statements for our fiscal year ended June 30, 2018 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Phibro Animal Health Corporation, Attention: Investor Relations, Glenpointe Centre East, 3rd Floor, 300 Frank W. Burr Blvd, Ste 21, Teaneck, NJ 07666.
*   *   *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Teaneck, New Jersey
September 21, 2018

ANNUAL MEETING OF STOCKHOLDERS OF

PHIBRO ANIMAL HEALTH CORPORATION

November 5, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000001000 8 110518

1. Election of Class II Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

ANNUAL MEETING OF STOCKHOLDERS OFPHIBRO ANIMAL HEALTH CORPORATIONNovember 5, 2018NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, proxy statement and proxy cardare available at http://www.astproxyportal.com/ast/18918/Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.1. Election of Class II Directors:O Gerald K. CarlsonO Mary Lou MalanoskiO Carol A. Wrenn2. Ratification of the selection of PricewaterhouseCoopers LLP asthe Company’s independent registered public accounting firm forthe fiscal year ending June 30, 2019TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSESIDE OF THIS CARDIMPORTANT NOTICEYOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXYAS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE THE COMPANY THEEXPENSE OF ADDITIONAL SOLICITATION.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:NOMINEES:THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR' THE CLASS II NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ----------------20330000000000001000 8 110518MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.

PHIBRO ANIMAL HEALTH CORPORATIONProxy Solicited on behalf of the Board of Directors for Annual Meeting of StockholdersThe undersigned hereby appoint(s) Thomas G. Dagger and Richard G. Johnson, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Phibro Animal Health Corporation as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its stockholders to be held on November 5, 2018, and at any adjournment thereof, and in their or his discretion upon any other matter which may properly come before said meeting. If no specification is made with respect to any matter, all shares of stock covered by this proxy will be voted FOR that matter.(Continued and to be signed on the reverse side)COMMENTS: